Exhibit 99.1

PROFIRE ENERGY ANNOUNCES APPOINTMENT OF RYAN OVIATT AS NEW CHIEF FINANCIAL OFFICER

Mr. Ryan W. Oviatt, CPA to Lead Company’s Accounting, Finance, and Compliance Functions; Brings Substantial Experience in International Public Company Financial-Management.

LINDON, Utah, September 8, 2015 - Profire Energy, Inc. (Nasdaq:PFIE), a technology company which creates, installs and services oilfield burner and chemical management solutions in the oil and gas industry, today announced the appointment of Mr. Ryan W. Oviatt as its new Chief Financial Officer, effective September 14. Oviatt succeeds Mr. Andrew Limpert, who recently stepped down from his role as CFO and Director.

“After an extensive search of many candidates and careful consideration with our Board, we are very excited to have Ryan join Profire’s Executive team,” said Brenton Hatch, CEO of Profire Energy. “Ryan is a seasoned professional with significant experience in public company financial management and leadership. His financial experience, long-term focus, and knowledge of industry compliance and regulations will be valuable to us as we continue our pursuit of delivering value-based solutions for our customers and stakeholders.”

Mr. Oviatt joins Profire from Rio Tinto (NYSE:RIO), an international metal and mining corporation which last year reported annual revenues of $47.7 billion, where he served in numerous Senior Management positions over ten years, including:

•	Sr. Manager, Special Projects

•	Sr. Manager, Financial Reporting Analysis

•	Principal Joint Venture Accountant

•	Sarbanes-Oxley Coordinator, North America

At Rio Tinto, Mr. Oviatt managed value-tracking and reporting within the company, leading to enhanced cash flow and reduced costs, while also serving on technical committees relating to international tax, finance, and development of a significant Rio Tinto mining operation. He also helped lead the company’s compliance with Sarbanes-Oxley 404 requirements, contributing to a successful implementation of exceptional compliance worldwide.

Prior to Rio Tinto, Ryan was an Audit Manager at Ernst & Young, LLP, where he audited both public and private clients, including oil and gas companies. Ryan received his Bachelor Degree in Accounting from Westminster College, and Master Degree in Accountancy from Brigham Young University. Ryan is a Certified Public Accountant in Utah.

“I’m thrilled to be joining the Profire team,” said Oviatt. “Profire’s unique balance of market solutions, which draws on their product- and service-expertise, has established the Company as a leader in the burner management market. I’m looking forward to being a part of a team that pursues excellence in saving customers cost and time as well as improving the safety and working conditions for their employees.”

Profire continues to be a debt-free Company. To learn more about Profire Energy, please visit www.ProfireEnergy.com.

About Profire Energy, Inc.

Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy’s burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Victoria, Texas; Oklahoma City, Oklahoma; Tioga, Pennsylvania; Greeley, Colorado and Edmonton, Alberta, Canada.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the hiring of Ryan Oviatt or his employment beginning on September 14; Ryan’s expertise being valuable for Profire as the Company pursues value-based solutions for customers and stakeholders; or Profire’s solution saving customers time, money or improving safety and working conditions for oilfield professionals. All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company’s periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Nathan McBride, VP of Strategy & Finance
(801) 796-5127

Profire Energy, Inc.
Tanner Lamb, Investor Relations Manager
(801) 796-5127